UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     May 29, 2007

eSpeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer

110 East 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code                    (212) 610-2200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2007, eSpeed, Inc. (“eSpeed” or the “Company”), a leader in electronic marketplaces and related trading technology for the global capital markets, announced that it had entered into an Agreement and Plan of Merger, dated as of May 29, 2007 (the “Merger Agreement”), with BGC Partners, Inc. (“BGC Partners”), Cantor Fitzgerald, L.P. (“Cantor”), BGC Partners, L.P., a Delaware limited partnership (“U.S. Opco”), BGC Global Holdings, L.P., a Cayman Islands exempted limited partnership (“Global Opco”), and BGC Holdings, L.P., a Delaware limited partnership (“Holdings”), pursuant to which eSpeed will acquire BGC Partners through a merger of BGC Partners with and into the Company (the “Merger”). The Merger Agreement, and the transactions contemplated by the Merger Agreement, including the Merger, have been approved unanimously by the board of directors of the Company, upon a unanimous recommendation by a Special Committee of the Company’s board of directors consisting exclusively of the Company’s independent directors (the “Special Committee”).

The surviving company in the Merger will be renamed “BGC Partners, Inc.” (which we refer to as the “Combined Company”). Cantor is the controlling stockholder of each of the Company and BGC Partners. BGC Partners is one of the largest and fastest growing inter-dealer brokers of financial instruments for wholesale market participants worldwide. The Company’s electronic marketplaces, licensing activities and other operations will continue to operate under the eSpeed brand within the Combined Company. As a consequence of entering into the Merger Agreement, BGC Partners will withdraw the proposed initial public offering of its common stock contemplated by its registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission on February 8, 2007 (Registration No. 333-140531).

To acquire BGC Partners, the Company will issue in the Merger in a private placement exempt from registration pursuant to Section 4(2) of the U.S. Securities Act of 1933, as amended, an aggregate of 133,860,000 shares of the Company’s common stock and rights to acquire shares of the Company’s common stock. Of these shares and rights to acquire shares, 79,502,200 will be in the form of Class B common stock or rights to acquire Class B common stock of the Company, and the remaining 54,357,800 will be in the form of Class A common stock or rights to acquire Class A common stock of the Company. In the transaction, the Company’s shares are being valued at $9.75 per share, a 6.09% premium to the closing price of eSpeed’s Class A common stock on May 29, 2007.

After the Merger, the combined businesses of the Company and BGC Partners will be held in two operating subsidiaries: (1) U.S. Opco, which will hold the U.S. businesses, and (2) Global Opco, which will hold the non-U.S. businesses (U.S. Opco and Global Opco, together, the “Opcos”). As a result of the Merger:

•	the stockholders of the Company as of immediately prior to the Merger (including Cantor) will own equity interests representing approximately 28% of the economics of the Opcos after the Merger; and

•

the equity owners of the Opcos as of immediately prior to the Merger (including Cantor and certain employees of BGC Partners (the “Founding Partners”)) will own equity interests representing approximately 72% of the economics of the Opcos after the Merger.

The equity interests in the Opcos will be held by the Combined Company and by Holdings. Immediately after the Merger, the Combined Company will hold approximately 40% of the equity in the Opcos, and Holdings will hold approximately 60% of the equity in the Opcos.

The stockholders of the Company as of immediately prior to the Merger will hold their interests in the Opcos after the Merger through the Combined Company, and will hold the same class of common stock of the Combined Company that they held in the Company prior to the Merger. Cantor, which is currently the sole stockholder of BGC Partners, will hold its interests in the Opcos through a combination of Class B common stock in the Combined Company and interests in Holdings. In addition, prior to the Merger, Cantor will provide a portion of its interest in BGC Partners to the Founding Partners, who will hold their interests in the Opcos through interests in Holdings.

Given that Cantor is an existing stockholder of the Company, immediately after the Merger (and assuming no exchange of Holdings exchangeable limited partnership interests for capital stock of the Combined Company as described below):

•

the public stockholders of the Combined Company (which will be the public stockholders of the Company as of immediately prior to the Merger) will hold an indirect stake in the Opcos (through the Combined Company) representing approximately a 16% economic stake in U.S. Opco and Global Opco and approximately 7% of the voting power of the Combined Company;

•

Cantor will hold an indirect stake in the Opcos (through Holdings and the Combined Company) representing approximately 65% of the economics of the Opcos and approximately 93% of the voting power of the Combined Company; and

•	the Founding Partners will hold an indirect stake in the Opcos (through Holdings) representing approximately 19% of the economics of the Opcos and no voting power of the Combined Company.

In addition, Cantor has informed the Company that it intends to distribute to its partners, including Founding Partners, rights to receive certain of the shares of the Combined Company that Cantor receives in the Merger.

As with the Company’s existing common stock, each share of Class A common stock of the Combined Company will entitle its holder to one vote per share, and each share of Class B common stock of the Combined Company will entitle its holder to 10 votes per share. Cantor will be the only holder of Class B common stock of the Combined Company. The Class B common stock of the Combined Company generally will vote together with the Class A common stock of the Combined Company on all matters submitted to a vote of the Combined Company stockholders. Each share of Class A common stock of the Combined Company will be equivalent to a share of Class B common stock of the Combined Company for purposes of economic rights.

After the Merger, the Holdings limited partnership interests held by Cantor will be exchangeable with the Combined Company for Class B common stock of the Combined Company (or, at Cantor’s option or if there are no additional authorized but unissued shares of Class B common stock of the Combined Company, Class A common stock of the Combined Company) on a one-for-one basis (subject to customary anti-dilution adjustments). The Holdings interests that Cantor provides to the Founding Partners will not be exchangeable with the Combined Company unless (1) Cantor reacquires such interests from the Founding Partners (which it has the right to do under certain circumstances), in which case such interests will be exchangeable with the Combined Company for Class A or Class B common stock of the Combined Company, or (2) Cantor determines that such interests can be exchanged by such Founding Partners with the Combined Company for Class A common stock.

With each exchange of a Holdings exchangeable limited partnership interest held by Cantor or, if applicable, a Holdings founding partner interest, the Combined Company’s interest in U.S. Opco and Global Opco will proportionately increase. Once the Combined Company receives a Holdings exchangeable limited partnership interest, such interest will become a Holdings regular limited partnership interest that will be immediately exchanged by Holdings for the appropriate number of units in U.S. Opco and Global Opco.

The Separation

Overview. The Merger Agreement provides that, as an initial step to combining BGC Partners and the Company, Cantor will separate (the “Separation”) its inter-dealer brokerage business, market data business, and fulfillment business (the “BGC businesses”) from the remainder of its businesses pursuant to a separation agreement (the “Separation Agreement”). The Separation will be effected in a manner so that the capital structure of the Combined Company after the Merger is as described above. Specifically, Cantor will separate its businesses so that the U.S.-BGC businesses are held in U.S. Opco, and the non-U.S.-BGC businesses are held in Global Opco. Cantor will hold interests in the Opcos through a combination of its equity interest in BGC Partners and its equity interest in Holdings. In addition, the Founding Partners will hold equity interests in Holdings.

In connection with the Separation, BGC Partners will convert into a limited liability company with three classes of units: (1) Class A units, which will entitle its holder to one vote per unit; (2) Class B units, which will entitle its holder to 10 votes per unit; and (3) a single Class C unit, which will entitle its holder to that number of votes that could be exercised by a holder of that number of Class B units for which the Holdings exchangeable limited partnership interests could be exchanged (and will have economic rights equal to 100 Class A units).

Related Agreements. At the closing of the Separation, the applicable parties will enter into additional agreements, including the amended and restated limited partnership agreements for U.S. Opco, Global Opco and Holdings (the “Partnership Agreements”); an administrative services agreement between BGC Partners and Cantor (the “Cantor Operations and Administration Agreement”); an administrative services agreement between BGC Partners and Tower Bridge International Services L.P., a U.K. limited partnership majority-owned by BGC Partners with Cantor owning the remaining interests (the “Tower Bridge Operations and Administration Agreement”); a tax receivable agreement with Cantor providing for certain payments to Cantor by BGC Partners related to certain possible tax savings (the “Tax Receivable Agreement”); and a registration rights agreement (the “Registration Rights Agreement”), which will provide Cantor with the right to request the registration of the shares of BGC Partners common stock held by Cantor or that are provided to Cantor upon the exchange of its Holdings exchangeable limited partnership interests.

The Separation Agreement will provide that Cantor has a right to be a customer of BGC Partners and its subsidiaries and to pay the lowest commission paid by any other customer of BGC Partners or its affiliates, whether by volume, dollar or other applicable measurement; provided, however, that this right will terminate upon the earlier of a change of control of Cantor and the last day of the calendar quarter during which Cantor represented one of the 15 largest customers of BGC Partners and its subsidiaries in terms of transaction volume.

In addition, under the Separation Agreement, Cantor will have a right to internally use market data from BGC Market Data without cost; provided, however, that Cantor will have no right to furnish such data to any third party.

In combining the Company and BGC Partners, Cantor will be consolidating its large inter-dealer broker businesses in one public entity, thereby facilitating future business combinations. The Amended and Restated Joint Services Agreement, dated as of October 1, 2005 (the “Joint Services Agreement”), by and between the Company and Cantor, pursuant to which the Company provides electronic brokerage services and shares revenues with Cantor for transactions using such services, will terminate upon closing of the Merger. The Administrative Services Agreement between the Company and Cantor (the “Existing Cantor Administrative Services Agreement”), pursuant to which Cantor provides various administrative services to the Company, including accounting tax, legal, human resources and facilities management, will also be terminated at the closing of the Merger. The Company and Cantor will no longer provide collaborative marketplaces, and revenue sharing between them will be terminated. This will require the Company to accelerate the amortization of certain capitalized software development costs. For transition purposes and convenience, the Combined Company will enter into as a result of the Merger the Cantor Operations and Administration Agreement and the Tower Bridge Operations and Administration Agreement, which are the new back-office operating and administrative services agreements that are designed to create scale efficiencies and reduce overall costs. Services under these agreements will be charged to both companies at cost plus an agreed mark-up to the extent required by applicable law. Each agreement has an initial three-year term and thereafter will renew for successive one-year periods unless terminated by either party on six months’ notice.

Cantor will grant to BGC Partners a license to intellectual property in connection with the operation of the business of BGC Partners.

In connection with the Separation, BGC Partners will assume notes and other debt from Cantor in the Separation at an interest rate expected to approximate 7.5% per annum; provided, however, that BGC Partners will have no more than $150.0 million of indebtedness at closing of the Separation.

The Merger

The Merger, is subject to closing conditions set forth in the Merger Agreement, including:

•	approval of the Merger by the stockholders of the Company;

•

NASDAQ listing of the Class A common stock of the Combined Company to be issued in the Merger (including pursuant to any exchange of Holdings exchangeable limited partnership interests and/or Holdings founding partner interests or any conversion of Class B common stock);

•

receipt of required governmental approvals (including no imposition of any burdensome condition), including the approval of the Financial Services Authority (or the “FSA”), the NASD and other regulatory approvals;

•	the absence of injunctions; and

•

BGC Partners having an estimated closing net equity and estimated closing cash of $146.5 million or more and $25.0 million or more, respectively, and having an estimated closing indebtedness of $150.0 million or less.

There is a post-closing adjustment process and to the extent that the actual closing net equity, closing cash or closing indebtedness is different from the target amounts described above, Cantor and the Opcos shall take actions (including payment of cash, transfer of assets, incurrence of indebtedness, the creation of intercompany receivables or payables) so that the closing net equity, closing cash and closing indebtedness (taking into account such actions) is equal to the target amounts described above.

The vote of the Company’s stockholders required to approve the Merger is a majority of the outstanding shares of Class A common stock of the Company and shares of Class B common stock of the Company, voting together as a single class, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to 10 votes. In the Merger Agreement, the board of directors of the Company and the Special Committee have agreed to recommend that the Company’s stockholders vote in favor of the Merger, except where their fiduciary duties require them to do otherwise, in which case the Company will remain obligated to convene the stockholders’ meeting to vote on the Merger. In the Merger Agreement, Cantor, which currently holds approximately 87.7% of the total combined voting power of the Class A and Class B shares of the Company’s common stock, has agreed to vote its shares in favor of the Merger so long as the Company’s board of directors and the Special Committee recommend that the Company’s stockholders vote in favor of the Merger.

Consideration. In the Merger:

•

each Class A unit in BGC Partners will be converted into one share of Class A common stock in the Combined Company (and the Class A common stock in the Company will remain outstanding as Class A common stock in the Combined Company);

•

each Class B unit in BGC Partners will be converted into one share of Class B common stock in the Combined Company (and the Class B common stock in the Company will remain outstanding as Class B common stock in the Combined Company);

•	the one Class C unit in BGC Partners will be converted into 100 shares of Class B common stock of the Combined Company; and

•

the Holdings exchangeable limited partnership interests and, if applicable, Holdings founding partner interests will be exchangeable with the Combined Company for shares of Class B common stock and Class A common stock of the Combined Company, respectively, on the same terms and conditions on which Holdings exchangeable limited partnership interests were exchangeable with BGC Partners prior to the Merger.

Concurrently with, or immediately after the Merger, the Combined Company will contribute its assets and liabilities to U.S. Opco and Global Opco in exchange for limited partnership interests in these entities. As a result of this contribution, the Combined Company will receive limited partnership interests in each of these entities.

The aggregate number of shares and rights to acquire shares of the Company’s Class A and Class B common stock to be issued by the Company in the Merger was determined through arm’s-length negotiation between Cantor and the Special Committee, with the assistance of its independent financial adviser Sandler O’Neill + Partners, L.P.

Following the consummation of the Merger, which is anticipated to occur in the fourth quarter of 2007 or early in the first quarter of 2008, it is expected that the Combined Company’s Class A common stock will trade on the NASDAQ Global Market under the symbol “BGCP.”

Termination of Certain Agreement; Entry into Related Agreements. Upon the consummation of the Merger, each of the Joint Services Agreement and the Existing Cantor Administrative Services Agreement with Cantor, each as noted above, as well as an administrative services agreement with CO2e.com, LLC, pursuant to which the Company provides technology support services and shares in the transaction revenues in connection therewith, will terminate. At the closing of the Merger, the Combined Company will provide Cantor with a perpetual, royalty-free license to use the software, technology and intellectual property, with certain exceptions, that Cantor has a right to use, or the Company uses on Cantor’s behalf, under the Joint Services Agreement, and enhancements and upgrades will be provided free of charge for one year following the closing of the Merger. The Combined Company will also assume the rights and obligations of BGC Partners under certain agreements to be entered into by BGC Partners in connection with the Separation, including the Separation Agreement, the Cantor Operations and Administration Agreement, the Tower Bridge Operations and Administration Agreement, the Tax Receivable Agreement, the Registration Rights Agreement and the Partnership Agreements.

Corporate Governance. The Merger Agreement and the form of Separation Agreement provide for the following:

•

until six months after Cantor ceases to hold 5% of the Combined Company’s voting power, any transactions and arrangements between the Combined Company and Cantor and/or their other affiliates will be subject to approval by a majority of the Combined Company’s independent directors; and

•

any amendment to the Merger Agreement or the Separation Agreement will be subject to approval of the Company’s Special Committee, if prior to the effective time of the Merger, or the audit committee of the board of directors of the Combined Company, if after the effective time of the Merger.

Upon consummation of the Merger, Howard W. Lutnick, Chairman, Chief Executive Officer and President of the Company, will be appointed Chairman and Co-Chief Executive Officer of the Combined Company; Lee M. Amaitis, Chairman and Chief Executive Officer of BGC and Vice Chairman of the Company, will be appointed Co-Chief Executive Officer of the Combined Company; Shaun D. Lynn, President of BGC Partners, will be appointed President of the Combined Company; Stephen M. Merkel, Executive Vice President, General Counsel and Secretary of the Company, will be appointed to the same positions in the Combined Company; Robert K. West, Chief Financial Officer of BGC Partners, will be appointed Chief Financial Officer of the Combined Company; Yevette Tierney, Chief Information Officer of the Company, will be appointed to the same position with the Combined Company; Bernard Weinstein, Executive Managing Director of BGC Market Data, will be appointed to the same position with the Combined Company; and Paul Saltzman, Chief Operating Officer of the Company, will be appointed Executive Managing Director of electronic trading.

Corporate Opportunities. The certificate of incorporation of the Combined Company will contain provisions regulating and defining the conduct of Combined Company’s affairs as they may involve Cantor and its representatives, and the Combined Company’s powers, rights, duties and liabilities and those of the Combined Company’s representatives in connection with the Combined Company’s relationship with Cantor and its representatives. In general, such provisions will recognize that the Combined Company and Cantor and its representatives may engage in the same or similar business activities and lines of business and have an interest in the same areas of corporate opportunities, and that the Combined Company and its affiliated persons and Cantor and its representatives will continue to have contractual and business relations with each other, including service of officers, directors, general partners and employees of Cantor and its affiliates serving as the Combined Company’s directors.

Operating Agreements of U.S. Opco, Global Opco and Holdings.

U.S. Opco and Global Opco. U.S. Opco and Global Opco each will be managed by their general partner, which will be Holdings. The U.S. Opco and Global Opco general partner will be entitled to make all decisions with respect to U.S. Opco and Global Opco and their subsidiaries, as applicable, subject to limited consent rights of Cantor and to the rights of the special voting limited partner, which will be Holdings. The U.S. Opco and Global Opco special voting limited partner will be entitled to appoint and remove the general partner of the applicable entity. Cantor’s consent rights will mean that Holdings, in its capacity as general partner of each of U.S. Opco and Global Opco, will require Cantor’s consent to amend the terms of the U.S. Opco or Global Opco limited partnership agreement or take any other action that may interfere with Cantor’s exercise of its preemptive right (described below) to acquire Holdings limited partnership interests (and the corresponding investment in U.S. Opco and Global Opco by Holdings) or right to exchange Holdings exchangeable limited partnership interests. The Combined Company, in its capacity as the general partner of Holdings, will not cause Holdings, in its capacity as the general partner of U.S. Opco and Global Opco, to make any amendments (other than ministerial or other immaterial amendments) to the limited partnership agreement of either U.S. Opco or Global Opco unless such action is approved by a majority of the Combined Company’s independent directors.

Holdings. Holdings will be managed by its general partner, the Combined Company. The Combined Company, as Holdings’ general partner, will manage the business and affairs of Holdings, but will require Cantor’s consent for amendments to the Holdings limited partnership agreement, to decrease distributions to Holdings limited partners to less than 100% of net income received by Holdings (other than with respect to selected extraordinary items) and to take any other actions that may interfere with Cantor’s exercise of its preemptive right to acquire Holdings limited partnership interests, its right of first refusal to acquire Holdings limited partnership interests called for redemption from the Founding Partners by Holdings and its right to exchange Holdings exchangeable limited partnership interests. Cantor’s consent will also be required in connection with transfers of Holdings limited partnership interests by other limited partners and the issuance of additional limited partnership interests outside of the Holdings participation plan described below. The Founding Partners will not have any voting rights with respect to their ownership of Holdings limited partnership interests, other than limited consent rights concerning amendments to the terms of the Holdings limited partnership agreement.

Interests Outstanding upon Consummation of the Merger. Immediately after the consummation of the Merger, U.S. Opco and Global Opco will each have the following outstanding interests: (1) a general partner interest, which will be held by Holdings; (2) limited partnership interests, which will directly and indirectly be held by the Combined Company and Holdings; and (3) a special voting limited partnership interest, which will be held by Holdings and which will entitle the holder thereof to remove and appoint the general partner of U.S. Opco or Global Opco, as the case may be.

Immediately after the consummation of the Merger, Holdings will have the following outstanding interests: (1) a general partner interest, which will be held by the Combined Company; (2) limited partnership interests, which will be held indirectly and directly by Cantor and the Founding Partners (including Holdings exchangeable limited partnership interests held by Cantor and Holdings founding partner interests held by the Founding Partners); and (3) a special voting limited partnership interest, which will be held by the Combined Company and which will entitle the holder thereof to remove and appoint the general partner of Holdings.

Additional Interests/Pre-emptive Rights

In order to maintain the Combined Company’s economic interest in U.S. Opco and Global Opco, any net proceeds received by the Combined Company from any subsequent issuances of shares of the Class A common stock of the Combined Company generally will be indirectly contributed to U.S. Opco and Global Opco in exchange for U.S. Opco limited partnership interests and Global Opco limited partnership interests consisting of a number of U.S.

Opco units and Global Opco units equal to the number of shares of the Combined Company Class A common stock being issued.

In addition, the Combined Company may elect to invest any excess cash in U.S. Opco and Global Opco in exchange for additional U.S. Opco limited partnership interests and Global Opco limited partnership interests. The investment price will be based on the then-applicable market price for shares of the Combined Company’s Class A common stock.

In the event that the Combined Company acquires any additional U.S. Opco limited partnership interests and Global Opco limited partnership interests from U.S. Opco or Global Opco, Cantor will have the right to cause Holdings to acquire additional U.S. Opco limited partnership interests and Global Opco limited partnership interests from U.S. Opco and Global Opco up to the amount of U.S. Opco units and Global Opco units that would preserve its relative economic percentage interest in U.S. Opco and Global Opco immediately prior to the acquisition of such additional partnership units by the Combined Company, and Cantor will acquire an equivalent amount of additional Holdings limited partnership interests. The purchase price per U.S. Opco unit and Global Opco unit for any such U.S. Opco limited partnership interests and Global Opco limited partnership interests issued indirectly to Cantor pursuant to its preemptive right will be equal to the price paid by the Combined Company per U.S. Opco unit and Global Opco unit. Any such Holdings limited partnership interests issued to Cantor will be designated as exchangeable limited partner interests.

Cantor will have 10 days after the related issuance of U.S. Opco limited partnership interests and Global Opco limited partnership interests to elect such reinvestment and will have to close such election no later than 120 days following such election.

In the event of any issuance of U.S. Opco limited partnership interests and Global Opco limited partnership interests to BGC Partners pursuant to voluntary reinvestment as described above, immediately following such an issuance, BGC Partners will generally declare a pro rata stock dividend to its stockholders, and in the event of any issuance of U.S. Opco limited partnership interests and Global Opco limited partnership interests to Holdings pursuant to the reinvestment right, Holdings will generally issue a pro rata unit distribution to its partners.

In addition, the Combined Company will have a Holdings participation plan that will provide for issuances, in the discretion of the Combined Company’s compensation committee or its designee, of Holdings limited partnership interests to present or prospective Holdings partners and executive officers of the Combined Company. Any net proceeds received by Holdings for such issuances generally will be contributed to U.S. Opco and Global Opco in exchange for U.S. Opco limited partnership interests and Global Opco limited partnership interests consisting of a number of U.S. Opco units and Global Opco units equal to the number of Holdings limited partnership interests being issued so that the cost of such compensation award is borne pro rata by all holders of the U.S. Opco units and Global Opco units, including by the Combined Company. Any Holdings limited partnership interests acquired by the Founding Partners, including any such interests acquired at preferential or historical prices that are less than the prevailing fair market value of Class A common stock, will generally receive distributions from U.S. Opco and Global Opco on an equal basis with all other limited partnership interests.

General

The above description of the Merger Agreement, the form of Separation Agreement, the form of limited partnership agreements of U.S. Opco and Global Opco, the Cantor Operations and Administration Agreement, the Tower Bridge Operations and Administration Agreement, the Registration Rights Agreement, the certificate of incorporation of the Combined Company, the bylaws of the Combined Company and the transactions contemplated thereby is only a summary and does not purport to be complete, and is qualified in its entirety by reference to the full text of such documents, which will be filed as exhibits to a current report on Form 8-K filed by the Company.

A copy of the press release issued by the Company on May 29, 2007 is filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 1.02.	Termination of a Material Definitive Agreement.

The information required by this Item 1.02 is included in Item 1.01 above and incorporated by reference herein.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included in Item 1.01 above and incorporated by reference herein.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included in Item 1.01 above and incorporated by reference herein.

Important Information

In connection with the proposed Merger, the Company intends to file a proxy statement and related materials with the U.S. Securities and Exchange Commission (the “SEC”) for the meeting of stockholders to vote on the proposed Merger. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by the Company with the SEC) at the SEC’s website, www.sec.gov, and at the Company’s website, www.espeed.com.

Participant Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Certain information regarding the participants and their interests in the solicitation is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 15, 2007, and will be set forth in the proxy statement for the Company’s meeting of stockholders to vote on the proposed Merger. Stockholders may obtain additional information regarding the proposed Merger by reading the proxy statement and the related materials relating to the proposed Merger, if and when they become available.

Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

The actual results of eSpeed, BGC Partners or the Combined Company and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy for eSpeed, BGC Partners and/or the Combined Company include, but are not limited to, the Combined Company’s relationship with Cantor and its affiliates and any related conflicts of interests, competition for and retention of brokers and other managers and key employees, pricing and commissions and market position with respect to any of our products and that of the Combined Company’s respective competitors, the effect of industry concentration and consolidation, and market conditions, including trading volume and volatility, as well as economic or geopolitical conditions or uncertainties. Results may also be impacted by the extensive regulation of our respective businesses and risks relating to compliance matters, as well as factors related to specific transactions or series of transactions, including credit, performance and unmatched principal risk as well as counterparty failure. Factors may also include the costs and expenses of developing, maintaining and protecting intellectual property, including judgments or settlements paid or received in connection with intellectual property or employment or other litigation and their related costs and certain financial risks, including the possibility of future losses and negative cash flow from operations, risks of obtaining financing and risks of the resulting leverage, as well as interest and currency rate fluctuations. Discrepancies may also result from such factors as the ability to enter new markets or develop new products, trading desks, marketplaces or services and to induce customers to use these products, trading desks, marketplaces or services, to secure and maintain market share, to enter into marketing and strategic alliances, and other transactions, including acquisitions, dispositions, reorganizations, partnering opportunities, and joint ventures, and the integration of any completed transactions, to hire new personnel, to expand the use of technology for screen-assisted, voice-assisted and fully electronic trading and to effectively manage any growth that may be achieved. Results are also subject to risks relating to the proposed Merger, the Separation and the relationship between the various entities, financial reporting, accounting and internal control factors, including identification of any material weaknesses in our internal controls, our ability to prepare historical and pro forma financial statements and reports in a timely manner, and other factors, including those that are discussed under “Risk Factors” in each of eSpeed’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 15, 2007, and BGC Partners’ Registration Statement on Form S-1 filed with the SEC on February 8, 2007 (Registration No. 333-140531) to the extent applicable.

We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	eSpeed, Inc. press release dated May 29, 2007.

99.2	Materials distributed to employees and customers of eSpeed, Inc., BGC Partners, Inc. and Cantor Fitzgerald, L.P.

99.3	Powerpoint Presentation dated May 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSPEED, INC.

Date: May 30, 2007	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick
		Title:	Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

99.1	eSpeed, Inc. press release dated May 29, 2007.

99.2	Materials distributed to employees and customers of eSpeed, Inc., BGC Partners, Inc. and Cantor Fitzgerald, L.P.

99.3	Powerpoint Presentation dated May 30, 2007.